UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Immunomedics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 16, 2009

Dear Fellow Stockholders:

I am pleased to invite you to our 2009 Annual Meeting of Stockholders, which will be held on Wednesday, December 2, 2009, at 10:00 a.m., local time, at our executive offices located at 300 American Road, Morris Plains, New Jersey 07950. The Annual Meeting is an excellent opportunity to learn more about our research and development efforts, as well as our product pipeline of therapeutic product candidates. I hope you will make every effort to join us at our Annual Meeting.

On the pages after this letter, you will find the notice of our 2009 Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 20, 2009, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 7, 2009, and post our proxy materials on the website referenced in the Notice (www.immunomedics.com/2investors/2009proxymaterials.html). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet or by telephone. If you requested a printed copy of the proxy materials by mail, you may mark, date, sign, and mail the proxy card in the envelope provided. You will find voting instructions in the Notice and proxy statement and on the proxy card. If your shares are held in “street name” — that is, held for your account by a broker or other nominee—you will receive instructions from the holder of record, that you must follow for your shares to be voted.

With many thanks for your ongoing support and continued interest in Immunomedics, I am

Sincerely yours,

CYNTHIA L. SULLIVAN
President and Chief Executive Officer

IMMUNOMEDICS, INC.

300 American Road

Morris Plains, New Jersey 07950

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

Date		Wednesday, December 2, 2009.

Time		10:00 a.m., local time.

Place		300 American Road, Morris Plains, New Jersey 07950.

Proposals	1.	Elect seven directors to serve for a term of one year until the 2010 Annual Meeting of Stockholders;

	2.	Ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010; and

	3.	Consider any other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

Record Date		Only stockholders of record at the close of business on the record date, October 7, 2009, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment of the meeting.

Stock Transfer Books		The stock transfer books will remain open between the record date and the date of the Annual Meeting. A complete list of stockholders entitled to vote will be available from our Secretary at our executive offices for a period of 10 days before the Annual Meeting.

This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 20, 2009, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 7, 2009, and posted our proxy materials on the website referenced in the Notice (www.immunomedics.com/2investors/2009proxymaterials.html). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

On behalf of the Board of Directors,

PHYLLIS PARKER, Secretary

October 16, 2009

IMMUNOMEDICS, INC.

300 American Road

Morris Plains, New Jersey 07950

www.immunomedics.com

PROXY STATEMENT—2009 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2009 Annual Meeting of Stockholders of Immunomedics, Inc., a Delaware corporation, including any postponements or adjournments of the meeting. The meeting will be held at our executive offices located at 300 American Road, Morris Plains, New Jersey 07950, on Wednesday, December 2, 2009, at 10:00 a.m., local time. In this proxy statement, we sometimes refer to Immunomedics, Inc., and our consolidated subsidiaries as “Immunomedics,” the “Company,” “we” or “us.”

We are sending you this proxy statement and related materials in connection with the solicitation of proxies by our Board of Directors.

This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 20, 2009, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 7, 2009, and post our proxy materials on the website referenced in the Notice (www.immunomedics.com/2investors/2009proxymaterials.html). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 is available on the Internet at our website at www.immunomedics.com/2investors/2009proxymaterials.html or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either write to our Investor Relations Department, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

VOTING PROCEDURES

WHO CAN VOTE?	Each share of our common stock that you owned as of the close of business on October 7, 2009, the record date for the 2009 Annual Meeting, entitles you to one vote on each matter to be voted upon at the Annual Meeting. On the record date, there were 75,223,715 shares of Immunomedics common stock issued and outstanding and entitled to vote. Accordingly, there are an aggregate of 75,223,715 votes entitled to be cast at the Meeting.

HOW DO I VOTE?	If your shares are registered directly in your name, you may vote:

•

Over the Internet or by Telephone. If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or over the Internet by following the instructions included in the Notice by accessing the Internet at www.immunomedics.com/2investors/2009proxymaterials.html and following the instructions contained on that website. Stockholders with shares registered directly with us may vote (i) by telephone by dialing 1-800-PROXIES (1-800-776-9437) (toll free from the United States, Canada and Puerto Rico) or (ii) by Internet at www.immunomedics.com/2investors/2009proxymaterials.html and following the instructions contained on that website. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the Annual Meeting. You must specify how you want your shares voted or your Internet or telephone vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

•

By Mail. If you request a printed copy of the proxy materials by mail, mark, date, sign, and return the enclosed proxy card to American Stock Transfer & Trust Company. A postage prepaid envelope addressed to American Stock Transfer & Trust Company will be provided with requested printed proxy materials. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•

In Person at the Meeting. If you attend the meeting, you may vote by completing a ballot, which will be available at the meeting or, if you request a printed copy of the proxy materials, you may deliver your completed proxy card in person.

If your shares are held in “street name” (held for your account by a broker or other nominee) you may vote:

•	Over the Internet or by Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to cast your vote.

•

In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

HOW CAN I CHANGE MY VOTE?	You may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:

•	Vote over the Internet or by Telephone as instructed above. Only your latest Internet vote is counted.

•	Sign and date a new proxy and submit it as instructed above. Only your latest proxy vote is counted.

•	Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or return your proxy, or attend and vote at the Annual Meeting. If you have misplaced your proxy, you may obtain another by following the instructions provided in the Notice or by accessing the Internet website at www.immunomedics.com/2investors/2009proxymaterials.html and following the instructions contained on that website.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, the election of directors, and Proposal 2, the ratification of the independent registered public accounting firm, are each currently considered routine matters. Nonetheless, we encourage you to provide voting instructions to your brokerage firm by submitting your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them.

WILL THE RECENT RULE CHANGES TO DISCRETIONARY BROKER VOTING IMPACT THIS MEETING?	On July 1, 2009, the Securities and Exchange Commission approved a NYSE proposal to amend NYSE Rule 452 and corresponding Listed

Company Manual Section 402.08 to prohibit discretionary voting by brokers of shares held by their customers in “street name” in uncontested elections of directors, effective for annual meetings of stockholders held after January 1, 2010. To the extent brokers choose to comply with these rule changes prior to the January 1, 2010 effective date, your ability to have shares held in “street name” voted may be impacted if you do not return your proxy. As a result, to ensure that your votes are counted, please vote over the Internet, by telephone or return your proxy, or attend and vote at the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?	It means that you have more than one account, which may be at the transfer agent, with stockbrokers or otherwise. Please vote over the Internet, or complete and return all proxies for each account to ensure that all of your shares are voted.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?	A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the Internet or telephone, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER AND HOW ARE VOTES COUNTED?	Proposal 1—Election of Directors.

To elect each director nominee, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the director. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm since such matter is currently considered routine. You may vote FOR any one or more of the nominees, AGAINST any one or more of the nominees or ABSTAIN from voting FOR or AGAINST any one or more of the nominees. Abstentions are not counted FOR or AGAINST this proposal.

Proposal 2—Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

To approve Proposal 2, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. An abstention will have no effect on the outcome of the vote, as it will not be counted as a vote cast. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm since such matter is considered routine. If your broker cannot vote your shares on any other matter because it does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the vote.

The inspector of election appointed for the 2009 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, will tabulate all votes.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?	Our Board of Directors recommends that you vote:

•

FOR Proposal 1—elect our seven nominees to the Board of Directors for a one-year term ending at the 2010 Annual Meeting of Stockholders or such time as their respective successors are duly elected and qualified; and

•	FOR Proposal 2—ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?	We do not know of any other matters that may come before the Annual Meeting other than the election of directors and ratification of the independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?	We intend to announce preliminary voting results at the Annual Meeting. We will publish final results in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2010, which we are required to file with the Securities and Exchange Commission (the “SEC”) on or before February 9, 2010. To request a printed copy of our Quarterly Report on Form 10-Q, please write to Investor Relations, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com You will also be able to find a copy on the Internet through our website at www.immunomedics.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

WHO WILL PAY THE COSTS OF SOLICITING THESE PROXIES?	We will pay the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

HOW CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS OVER THE INTERNET?	As permitted by the new rules adopted by the SEC, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 20, 2009, we will begin mailing a Notice to all stockholders of record as of October 7, 2009, and post our proxy materials on the website referenced in the Notice (www.immunomedics.com/2investors/2009proxymaterials.html). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Your election to receive proxy materials by mail or email will remain in effect until you terminate it. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, are also available on our Internet site at www.immunomedics.com/2investors/2009proxymaterials.html. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated seven people to serve as members of the Board of Directors until the 2010 Annual Meeting of Stockholders. Each nominee currently serves as a member of the Board of Directors and, each has previously been elected by our stockholders.

The Board of Directors recommends a vote FOR each of the nominees named below.

Our Board of Directors, upon the recommendation of our Governance and Nominating Committee, voted to nominate Dr. David M. Goldenberg, Ms. Cynthia L. Sullivan, Dr. Morton Coleman, Mr. Brian A. Markison, Ms. Mary E. Paetzold, Mr. Don C. Stark and Dr. Edward T. Wolynic for election at the 2009 Annual Meeting of Stockholders to serve until the 2010 Annual Meeting of Stockholders, or such later date as their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Set forth below are their ages as of October 1, 2009, their offices with us, if any, their principal occupations or employment for the past five years, the length of their tenure as directors, and the names of other public companies in which they serve as a member of the board of directors. The persons named in the enclosed proxy will vote to elect as directors the seven nominees listed below, unless you indicate on the proxy that your vote should be withheld from, or that you wish to vote against, any or all of these nominees. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors, unless the Board chooses to reduce the number of directors serving on the Board.

NOMINEES FOR DIRECTORS

Dr. David M. Goldenberg	Principal occupation: Chairman of the Board of Directors and Chief Scientific Officer and Chief Medical Officer, Immunomedics, Inc.

Age: 71	Prior business experience:

Director since: 1982	• Founded Immunomedics in 1982.

• Chief Executive Officer from July 1982 through July 1992; February 1994 through May 1998; and July 1999 through March 2001.

• Chief Strategic Officer from July 2003 through June 2007.

• Chief Scientific Officer from March 2001 through June 2003 and from July 2007 to present.

• Chief Medical Officer from July 2007 to present.

• Serves concurrently as the President and Trustee of the Center for Molecular Medicine and Immunology, an independent, non-profit research center.

•     Serves concurrently as the President and Chief Executive Officer of the Garden State Cancer Center, a subsidiary of the Center for Molecular Medicine and Immunology, and a Trustee of the Garden State Cancer Center Foundation.

• Serves concurrently as the Chairman of the Board of IBC Pharmaceuticals, Inc., a majority-owned subsidiary of the Company.

Cynthia L. Sullivan	Principal occupation: President and Chief Executive Officer, Immunomedics, Inc.

Age: 54	Prior business experience:

Director since: 2001	• Joined Immunomedics in 1985.

• President and Chief Executive Officer since March 2001.

• Previously served as President from December 2000 to March 2001; and as Executive Vice President and Chief Operating Officer from June 1999 to December 2000.

• Concurrently serves as President of IBC Pharmaceuticals, Inc.

Public company directorships: Urigen Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the development and commercialization of treatments for urological disorders. From September 2002 to July 2007 served as a director of Digene Corp., a leader in molecular diagnostics and women’s health diagnostic markets (which was merged with Qiagen N.V., effective July 30, 2007).

Dr. Morton Coleman	Principal occupation: Clinical Professor of Medicine

Age: 70	Prior business experience:

Director since: 2000	• Director of the Center for Lymphoma and Myeloma in the Division of Hematology Oncology since 1997, at New York Presbyterian Hospital—Cornell Medical Center.

Research and Development Committee	• Clinical Professor of Medicine at the Weill Medical College of Cornell University since 1986.

• Published investigator and opinion leader in hematological malignancies.

Brian A. Markison	Principal occupation: President, Chief Executive Officer and Chairman of Board of Directors, King Pharmaceuticals, Inc., since May 2004

Age: 50	Prior business experience:
Director since: 2004 Compensation Committee Governance and Nominating Committee Research & Development Committee Lead Outside Director

•     Previously served as President of Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network Businesses from 2002 until 2004.

•     From 1999 to 2001, Mr. Markison served in various positions, including President, Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network Dupont Integration; Senior Vice President, Licensing and External Development.

Public company directorships: Chairman of the Board of Directors of King Pharmaceuticals, Inc., a vertically integrated pharmaceutical company engaged in the development, manufacturing, marketing and sales of branded prescription pharmaceutical products, since December 2006.

Mary E. Paetzold	Principal occupation: Retired Certified Public Accountant with over 35 years of experience with public and private companies, retired since 2003

Age: 60	Prior business experience:

Director since: 2001 Audit Committee Compensation Committee Governance and Nominating Committee

•     Adjunct Professor, Cameron School of Business, University of North Carolina – Wilmington from 2008 to 2009.

•     Vice President, Chief Financial Officer, Secretary, and Treasurer of Ecogen, Inc., from 1994 to 2000, member of the Ecogen Board of Directors from 1996 to 1997.

•     Served as audit partner, and as SEC reviewing partner, at KPMG LLP, an independent registered public accounting firm, prior to 1994.

Public company directorships: Orthovita, Inc., a leader in the development of synthetic biologically active tissue products.

Don C. Stark	Principal occupation: Chief Executive Officer and President of Whistler Associates, Inc., a marketing and strategic planning consulting firm for companies focused on oncology, since 1996

Age: 55	Prior business experience:

Director since: 2005 Audit Committee Research and Development Committee

•     From 1980 to 1995, Mr. Stark served in various market research, marketing and business development positions at Bristol-Myers Squibb Oncology Division, Immunex and Repligen, all in the fields of oncology and immunology.

•     From 2002 to the present, he has concurrently served as partner and member of the Board of Directors of Strategic Answers, Inc., a strategic planning consulting firm.

Dr. Edward T. Wolynic	Principal occupation: Board member of venture capital-backed technology startups and consultant to corporations in the advanced materials, energy and chemicals sector, since 2006

Age: 61	Prior business experience:

Director since: 2007 Audit Committee Compensation Committee Governance and Nominating Committee Research and Development Committee

•     Most recently served as Chief Technology Officer and Vice President of the Strategic Technologies Group at Engelhard Corporation, a leading surface and materials science company, from 2000 through 2006.

•     Executive Director, Strategic Technologies at Engelhard Corporation from 1995 to 2000.

•     Vice President, R&D at ISP Corporation from 1993 to 1995.

•     Vice President, R&D at UOP Carbide Corporation from 1988 to 1992.

•     Director of Technology at Union Carbide Corporation from 1984 to 1988.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELECT EACH OF OUR SEVEN NOMINEES TO THE BOARD OF DIRECTORS FOR A ONE-YEAR TERM UNTIL THE 2010 ANNUAL MEETING OF STOCKHOLDERS.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the approval of the Board of Directors, has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010. Ernst & Young LLP has been engaged by us to audit our consolidated financial statements since July 2002.

Ernst & Young LLP has advised our Audit Committee that it is “independent” of us within the meaning of Rule 2-01 of SEC Regulation S-X, as amended.

A description of the services provided by Ernst & Young LLP, and the fees we paid for such services, can be found under the heading “Independent Registered Public Accounting Firm” on page 43 of this proxy statement.

The affirmative vote of a majority of the shares voted at the 2009 Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. In the event the stockholders do not ratify Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

A representative of Ernst & Young LLP is expected to be present at our Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2010.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 1, 2009 for: (i) the executive officers named in the Summary Compensation Table on page 31 of this proxy statement; (ii) each of our directors and director nominees; (iii) all of our current directors and executive officers as a group; and (iv) each stockholder known by us to own beneficially more than five percent (5%) of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.

The SEC deems shares of common stock that may be acquired by an individual or group by November 29, 2009 (60 days after October 1, 2009) pursuant to the exercise of options, warrants or other convertible securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such securities are not deemed to be outstanding for the purpose of computing the percentage ownership of any other stockholder shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on 75,223,715 shares of common stock outstanding on October 1, 2009.

Name of beneficial owner**	Number of shares ***	Percentage of common stock***
Dr. David M. Goldenberg(1)	8,403,544	10.8%
Cynthia L. Sullivan(2)	8,465,754	10.9%
Dr. Morton Coleman(3)	377,750	*
Mary E. Paetzold(4)	107,050	*
Brian A. Markison(5)	61,250	*
Don C. Stark(6)	56,250	*
Gerard G. Gorman(7)	419,568	*
Dr. Edward T. Wolynic(8)	25,000	*

All Directors and Executive Officers as a group (8 persons)(9)	9,665,251	12.3%

FMR LLC(10)	7,513,700	10.0%
82 Devonshire Street Boston, MA 02109

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
**	Except as noted, the address of each of person listed in the above table is c/o Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950. All information in the table is based upon reports filed with the SEC or upon the 2008 Questionnaire for Directors, Officers and Five Percent Stockholders submitted to us in connection with the preparation of this proxy statement.
***	Included with each share of common stock is a Preferred Share Purchase Right to acquire one one-thousandth of a share of our Series G Junior Participating Preferred Stock, par value $0.01 per share, which Preferred Share Purchase Rights are not presently exercisable.
(1)	Consists of (i) 3,697,993 shares held by Dr. Goldenberg; (ii) 28,809 shares held by Ms. Sullivan, Dr. Goldenberg’s wife; (iii) 190,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 723,894 shares held by Dr. Goldenberg as beneficial owner of three grantor retained annuity trusts; (v) 823,388 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held by our majority-owned subsidiary, IBC Pharmaceuticals, Inc., of which Dr. Goldenberg is a director; (vii) 11,200 shares as to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 1,362,500 shares which may be acquired by Dr. Goldenberg upon exercise of options to purchase shares of common stock; (ix) 1,287,500 shares which may be acquired by Ms. Sullivan upon exercise of options to purchase shares of common stock; (x) 152,629 shares as to which Dr. Goldenberg has sole voting power pursuant to an agreement with Hildegard Gruenbaum Katz (his former wife); and
(xi) 90,906 shares held by David M. Goldenberg Dynasty Trust. Dr. Goldenberg disclaims beneficial ownership with respect to an aggregate of 2,429,157 shares as listed in items (ii), (v), (vi), (vii), (ix), (x) and (xi) of the previous sentence. The aggregate number of shares beneficially owned by Dr. Goldenberg does not include 100,000 restricted stock units granted to Ms. Sullivan on July 18, 2008 and 100,000 restricted stock units granted to Ms. Sullivan on June 10, 2009 pursuant to the Company’s 2006 Stock Incentive Plan for her services as President and Chief Executive Officer of the Company, none of which have vested.

(2)	Consists of (i) 28,809 shares held by Ms. Sullivan; (ii) 3,697,993 shares held by Dr. Goldenberg, Ms. Sullivan’s husband; (iii) 190,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 723,894 shares held as a trustee of three grantor retained annuity trusts for the benefit of Dr. Goldenberg; (v) 823,388 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held IBC Pharmaceuticals, Inc., of which Ms. Sullivan is President; (vii) 11,200 shares to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 1,362,500 shares which may be acquired by Dr. Goldenberg upon exercise of options to purchase shares of common stock; (ix) 1,287,500 shares which may be acquired by Ms. Sullivan upon exercise of options to purchase shares of common stock; (x) 214,839 shares held as trustee of Escalon Foundation; and (xi) 90,906 shares held by David M. Goldenberg Dynasty Trust. Ms. Sullivan disclaims beneficial ownership with respect to an aggregate of 6,136,057 shares as listed in items (ii), (iv), (v), (vi), (vii), (viii) (x) and (xi) of the previous sentence. The aggregate number of shares beneficially owned by Ms. Sullivan does not include 100,000 restricted stock units granted to Ms. Sullivan on July 18, 2008 and 100,000 restricted stock units granted to Ms. Sullivan on June 10, 2009 pursuant to the Company’s 2006 Stock Incentive Plan for her services as President and Chief Executive Officer of the Company, none of which have vested.
(3)	Consists of (i) 5,000 shares held by Dr. Coleman; (ii) 60,250 shares held by Dr. Coleman’s wife; (iii) 6,250 shares held by certain of his grandchildren; and (iv) 306,250 shares which may be acquired by him upon the exercise of options to purchase shares of common stock.
(4)	Consists of 5,000 shares held directly by Ms. Paetzold, 3,300 shares held in her individual retirement account and 98,750 shares that may be acquired upon the exercise of options to purchase common stock.
(5)	Consists of 5,000 shares held directly by Mr. Markison and 56,250 shares that may be acquired upon the exercise of options to purchase shares of common stock.
(6)	Consists of 5,000 shares held directly by Mr. Stark and 51,250 shares that may be acquired upon the exercise of options to purchase common stock.
(7)	Consists of 8,318 shares held directly by Mr. Gorman and 411,250 shares that may be acquired upon the exercise of options to purchase shares of common stock.
(8)	Consists of 1,667 shares held directly by Dr. Wolynic and 23,333 shares that may be acquired upon the exercise of options to purchase common stock.
(9)	See Notes 1-8 above.
(10)	This information is based solely on a Portfolio Holdings Listing by Fidelity Growth Company Fund as of August 31, 2009. Fidelity Growth Company Fund, a wholly-owned subsidiary of FMR Corp. and an investment company registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 7,513,700 shares or 10.0% of the Common Stock outstanding of Immunomedics, Inc. as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 7,513,700 shares owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

OUR CORPORATE GOVERNANCE

Our Commitment to High Corporate Governance Standards

We believe that in order for Immunomedics to achieve real business success while also creating value for our stockholders, it is essential that we maintain a commitment to excellence in corporate governance and an environment of the highest ethical standards. Our Board of Directors is committed to high governance standards and to continually work to improve them. During the past year, we have reviewed our corporate governance practices with particular care in light of the Sarbanes-Oxley Act of 2002. We also reviewed with our legal counsel and other professional advisors the recently released rules of the SEC, as well as other proposed SEC rules and regulations and listing requirements of the NASDAQ Global Market. We have also compared our governance practices against those identified as best practices by various authorities and other public companies.

Role of Our Board of Directors

Our Board of Directors currently consists of seven members, although we regularly seek additional qualified candidates to consider joining the Board of Directors. In October 2008, Dr. Wolynic was appointed to the Audit Committee and Chair of the Governance and Nominating Committee, effective immediately following the 2008 Annual Meeting. The Board of Directors monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board of Directors oversees Immunomedics’ long and short term strategic and business planning, and conducts a year-long process that culminates in Board of Directors review and approval each year of a business plan, a capital expenditures budget and other key financial and business objectives.

Members of the Board of Directors keep informed about our business and operations through discussions with the Chairman and other members of our senior management team, by reviewing materials provided to them on a regular basis as well as in preparation for Board of Directors and committee meetings, and by actively participating in meetings of the Board of Directors and its committees. We regularly review key portions of our business with the Board of Directors, including our clinical and pre-clinical development programs. We also make it a practice to introduce our senior executives to the Board of Directors so that the Board of Directors can become familiar with our key talent.

In fiscal 2009, the Board of Directors met five times. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which such director served.

Directors are encouraged, but are not required, to attend our Annual Meeting of Stockholders. Dr. Goldenberg, Ms. Sullivan, Dr. Coleman, Mr. Markison, Ms. Paetzold, Mr. Stark and Dr. Wolynic attended the Company’s 2008 Annual Meeting of Stockholders.

Business Ethics and Compliance

Our Board of Directors has a Company-wide ethics awareness program and an enhanced compliance program that has been communicated to all employees. We have adopted a code of ethics for our CEO and senior financial officers, which complies with Item 406(b) of SEC Regulation S-K and is available on our Internet site at www.immunomedics.com. In addition, all of our directors, officers and employees must act ethically and in accordance with our Code of Business Conduct (the “Code of Business Conduct”). The Code of Business Conduct satisfies the definition of “code of ethics” under the rules and regulations of the SEC and the standards of the NASDAQ Global Market, and is available on our Internet site at www.immunomedics.com.

Review and Approval of Related Person Transactions

Our Code of Business Conduct has certain policies and procedures for the review, approval or ratification of transactions involving us and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members (each of whom we refer to as a “related person”). The policy and procedures cover any transaction involving a related person (a “related person transaction”) in which the related person has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

Any proposed related person transaction must be reported to the Company’s President and CEO or the Senior Vice President of Finance and Business Development and CFO (the “Compliance Officers”). The policy calls for the transaction to be reviewed by the Compliance Officer and, if deemed appropriate, approved by the Board of Directors of the Company (or an authorized committee of the Board of Directors). The transaction should be approved in advance whenever practicable. If not practicable, the Compliance Officers, and, if deemed appropriate, the Board of Directors will review, and may, if deemed appropriate, ratify the related person transaction.

A related person transaction will be considered approved or ratified if it is authorized by the Compliance Officers and the Board of Directors of the Company after full disclosure of the related person’s interest in the transaction. In considering related person transactions, the Compliance Officers and the Board of Directors will consider any information considered material to investors and the following factors:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

•	the purpose and potential benefit to us of the transaction.

Independence of Non-Employee Directors

Good corporate governance requires that a majority of the Board of Directors consist of members who are “independent”. There are different measures of director independence—independence under listing standards of the NASDAQ Global Market, under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board of Directors has recently reviewed information about each of our non-employee directors and determined that each of, Ms. Mary E. Paetzold, Mr. Brian A. Markison, Mr. Don C. Stark and Dr. Edward T. Wolynic are deemed “independent” under applicable law and the listing standards of the NASDAQ Global Market, and accordingly if all seven nominees are elected to the Board of Directors at the 2009 Annual Meeting of Stockholders we will have a majority of independent directors on our Board.

The Board of Directors has determined that Dr. Morton Coleman, one of our outside directors since 2000, is not deemed to be “independent” by virtue of his association with Weill Medical College of Cornell University, which is currently conducting clinical trials on the Company’s behalf.

Brian A. Markison, a member of the Board of Directors since 2004, was elected to serve as the Lead Outside Director, for which he will be entitled to receive additional compensation as described further below in the section titled “Director Compensation.”

Communications with Directors

Stockholders and other interested parties may communicate directly with any director, including any non-management member of the Board of Directors, by writing to the attention of such individual at the following address: Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950.

Communications that are intended for the non-management directors generally should be marked “Personal and Confidential” and sent to the attention of the Chair of the Governance and Nominating Committee. The Chair will distribute any communications received to the other non-management member(s) to whom the communication is addressed. Communications that are intended for the whole Board should be sent to the attention of the Company’s Secretary.

Committees of the Board

The Board currently has four standing committees: an Audit Committee; a Compensation Committee; a Governance and Nominating Committee; and a Research and Development Committee. Copies of the charters of the Audit Committee as adopted by our Board of Directors, Compensation Committee as adopted by our Board of Directors and the Governance and Nominating Committee as adopted by our Board of Directors can be found on our Internet site www.immunomedics.com. The Board is also empowered to appoint from time to time ad hoc committees to address specific matters.

AUDIT COMMITTEE*

Members in Fiscal 2009	Responsibilities	Meetings in Fiscal 2009
Ms. Paetzold, Mr. Stark & Dr. Wolynic	The Audit Committee consists entirely of independent directors as defined by the listing standards of the NASDAQ Global Market. Its primary functions are to assist the Board of Directors in monitoring the integrity of our financial statements, our systems of internal control, and the appointment, independence and performance of our independent registered public accounting firm. The Audit Committee is responsible for pre-approving any engagements of our independent registered public accounting firm for non-audit services. The Audit Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports and our ethics and compliance processes.	4

	At each Audit Committee meeting, the Audit Committee members meet with Immunomedics’ independent registered public accounting firm without management present. As part of the regular quarterly Audit Committee meetings, representatives of management, the independent registered public accounting firm and the Audit Committee members meet to review the financial statements prior to the public release of earnings.

	The Board of Directors has determined that each current member and proposed member of the Audit Committee satisfies the independence standards for Audit Committee membership as set forth in Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder. In addition, the Board of Directors has determined that Ms. Paetzold satisfies the SEC’s criteria for an “audit committee financial expert.”

Ms. Paetzold and Mr. Stark were members of the Audit Committee for the entire fiscal 2009. In October 2008, Dr. Wolynic was appointed to the Audit Committee, effective immediately following the 2008 Annual Meeting. You may find a more detailed description of the functions of the Audit Committee in the Audit Committee charter which can be found on our website www.immunomedics.com.

Please see also the Audit Committee Report below.

COMPENSATION COMMITTEE*

Members in Fiscal 2009	Responsibilities	Meetings in Fiscal 2009
Mr. Markison, Ms. Paetzold & Dr. Wolynic

The Compensation Committee consists entirely of directors who are (i)”Non-employee Directors” for purposes of Rule 16b-3 under the Exchange Act; (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) are “independent” in accordance with the listing standards of the NASDAQ Global Market. Its primary responsibilities are to oversee compensation and employee benefit matters and management performance. The Compensation Committee reviews and determines the salaries for corporate officers and key employees and reviews and determines, by grade levels, employees who are eligible to participate in our incentive compensation plans. The Compensation Committee also oversees management of the 2006 Stock Incentive Plan, as amended, including the granting and certain terms of stock options, and all other compensation and benefit plans. The Compensation Committee also oversees salary grade administration for all our employees, which is used for establishing merit increases and starting salaries for new employees and is the basis for compensation reviews for all officers, including the Chief Executive Officer. When deemed appropriate, the Compensation Committee also consults with independent outside advisors for guidance on executive compensation issues. The charter of the Compensation Committee, which describes all of the Compensation Committee’s responsibilities, is posted on our website at www.immunomedics.com. Mr. Markison, Ms. Paetzold and Dr. Wolynic were members of the Compensation Committee for the entire fiscal 2009.

Please see also the Compensation Committee Report below.

8

GOVERNANCE AND NOMINATING COMMITTEE*

Members in Fiscal 2009	Responsibilities	Meetings in Fiscal 2009
Dr. Wolynic, Mr. Markison & Ms. Paetzold

The Governance and Nominating Committee (the “G&N Committee”) is responsible for Board governance issues. The G&N Committee also recommends individuals to serve as directors and will consider nominees recommended by stockholders. The G&N Committee, will consider nominees recommended by our stockholders for election to the Board of Directors at the 2010 Annual Meeting of Stockholders, provided that any such recommendation is submitted in writing not less than 60 days nor more than 120 days before the anniversary date of the 2009 Annual Meeting of Stockholders, to the G&N Committee, c/o the Secretary of Immunomedics, at our principal executive offices, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee to serve. In recommending candidates, the G&N Committee seeks individuals who possess broad training and experience in business, finance, law, government, medicine, immunology, molecular biology, management or administration and considers factors such as personal attributes, geographic location and special expertise complementary to the background and experience of the Board of Directors as a whole.

In accordance with NASDAQ Rule 4350(c), which requires the G&N Committee to consist solely of independent directors, the G&N Committee is comprised of Mr. Markison, Ms. Paetzold and Dr. Wolynic, who are each deemed to be independent in accordance with the listing standards of the NASDAQ Global Market. Mr. Markison, Ms. Paetzold and Dr. Wolynic were members of the G&N Committee for the entire fiscal 2009. Dr. Wolynic was appointed to the Chair of the Governance and Nominating Committee in October 2008 effective immediately following the 2008 Annual Meeting. The charter of our Governance and Nominating Committee can be found on our website at www.immunomedics.com.

4

RESEARCH AND DEVELOPMENT COMMITTEE*

Members in Fiscal 2009	Responsibilities	Meetings in Fiscal 2009
Dr. Coleman, Mr. Markison, Mr. Stark & Dr. Wolynic	The Research and Development Committee oversees all of our research and development programs, and in addition to reviewing budgets and plans for preclinical as well as clinical trials, meets regularly with our Chief Scientific Officer concerning our product candidate pipeline.	4

*On August 27, 2008, Dr. Jaffe, a then member of our Board of Directors, Audit Committee, Compensation Committee, Governance and Nominating Committee and Research and Development Committee, notified us of his intention not to stand for re-election to the Board of Directors for the 2008 Annual Meeting.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in fiscal 2009 were Mr. Markison, Ms. Paetzold and Dr. Wolynic. No member of the Compensation Committee was at any time during fiscal 2009, or formerly, an officer or employee of Immunomedics, or any subsidiary of Immunomedics. No executive officer of Immunomedics has served as a director or member of the Board of Directors or the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of our Board of Directors or our Compensation Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Immunomedics, so that they will serve free from undue concerns for liability for actions taken on behalf of Immunomedics. This indemnification is required under our corporate charter. We also maintain an insurance policy intended to help us meet our obligations under our indemnification covenants.

DIRECTOR COMPENSATION

We do not pay directors who are also Immunomedics employees any additional compensation for their service as a director. We do compensate our non-employee directors for their service as a director. Below we show the compensation paid to our non-employee directors in fiscal 2009.

Fiscal 2009 Director Compensation Table

The following table shows the compensation paid to our non-employee directors for their Board service during fiscal 2009:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Morton Coleman, M.D.	23,750	10,194	20,654	—	—	—	54,598
Marvin E. Jaffe, M.D.	14,250	5,688	9,028	—	—	—	28,966
Brian A. Markison	33,750	10,194	20,654	—	—	—	64,598
Mary E. Paetzold	38,000	10,194	20,654	—	—	—	68,848
Don C. Stark	31,000	10,194	20,654	—	—	—	61,848
Edward T. Wolynic	31,250	6,403	11,616	—	—	—	49,269

(1)	Consists of amounts described under “Director Compensation and Stock Ownership Guidelines.”
(2)	Represents the compensation cost recognized for financial statement reporting purposes for fiscal year 2009, in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), with respect to the portion of the option awards which vested in that year, including awards which may have been granted in earlier years. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions.

Cash Compensation

Each director who is not an employee of Immunomedics receives:

Fees*	Fiscal 2009*	For each:
Basic retainer:	$17,500	Fiscal year
Lead Outside Director	$7,500	Fiscal year
Chairman of the Audit Committee	$7,500	Fiscal year
Chairman of the Compensation Committee	$3,000	Fiscal year
Attendance:	$1,500	Board meeting
	$500	Board meeting by conference telephone
	$1,500	Board committee meeting attended in person held on days when the Board does not meet
	$500 if less than one hour, or $1,000	Board committee meeting by conference telephone

*	We also reimburse non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

Stock Compensation

Our non-employee directors also participate in Immunomedics’ 2006 Stock Incentive Plan, as amended (the 2006 Stock Incentive Plan”). Each individual who is first elected or appointed as a non-employee director will automatically be granted, on the date of such initial election or appointment, up to 10,000 nonqualified stock options and up to 5,000 restricted stock units (“RSU”). The 2006 Stock Incentive Plan administrator (the Compensation Committee) will determine the actual number of nonqualified stock options and RSUs at the time of each such initial grant. Initial option grants will be fully vested on the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director’s cessation of service on account of the director’s death. RSUs granted to newly appointed or elected non-employee directors will vest upon such director’s completion of one year of service as a non-employee director from the date of grant. Notwithstanding the foregoing, initial RSU grants will immediately vest upon a non-employee director’s cessation of service as a non-employee director by reason of death or permanent disability.

In addition to the foregoing initial grants, each individual who continues to serve as a non-employee director on the date of each annual stockholders meeting will automatically receive an additional annual grant of up to 10,000 nonqualified stock options and up to 5,000 RSUs. The 2006 Stock Incentive Plan administrator (the Compensation Committee) will determine the actual number of nonqualified stock options and RSUs at the time of each such annual grant. Annual option grants will be fully vested on the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director’s cessation of service on account of the director’s death. Annual RSU grants will vest in full upon the earlier of (i) the director’s completion of one year of service as a non-employee director from the date of grant, or (ii) the director’s continuation in service through the day immediately preceding the next annual stockholders meeting following the date of grant. Notwithstanding the foregoing, annual RSU grants will immediately vest upon a non-employee director’s cessation of service as a non-employee director by reason of death or permanent disability.

Option Grants to Non-Employee Directors During Fiscal Year 2009

During fiscal year 2009, the following non-employee Directors were granted options to purchase shares of common stock. All option grants listed below were made under the 2006 Stock Incentive Plan, as amended.

Director	Number of Shares Underlying Options Granted	Grant Date	Exercise Price Per Share	Number of Shares Underlying Stock Awards (RSUs) Granted	Grant Date	Exercise Price Per Share
Morton Coleman, M.D.	10,000	12/03/2008	$1.59	5,000	12/03/2008	$1.59
Brian A. Markison	10,000	12/03/2008	$1.59	5,000	12/03/2008	$1.59
Mary E. Paetzold	10,000	12/03/2008	$1.59	5,000	12/03/2008	$1.59
Don C. Stark	10,000	12/03/2008	$1.59	5,000	12/03/2008	$1.59
Edward T. Wolynic	10,000	12/03/2008	$1.59	5,000	12/03/2008	$1.59

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding our executive officers. With the exception of Dr. Goldenberg and Ms. Sullivan, whose employment agreements are described in detail below, executive officers are at-will employees.

Name	Age	Position(s) with the Company
Cynthia L. Sullivan	54	President and Chief Executive Officer
Dr. David M. Goldenberg	71	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer
Gerard G. Gorman	58	Senior Vice President, Finance and Business Development, Chief Financial Officer

Ms. Cynthia L. Sullivan has been employed by Immunomedics since October 1985, and has served as our President and Chief Executive Officer since March 2001. She previously served as the Company’s President from December 2000 to March 2001 and as Executive Vice President and Chief Operating Officer from June 1999 to December 2000. Prior to joining Immunomedics, Ms. Sullivan was employed by Ortho Diagnostic Systems, Inc., a subsidiary of Johnson & Johnson. Ms. Sullivan’s educational background includes: a B.S. from Merrimack College, North Andover, Massachusetts, followed by a year of clinical internship with the school of Medical Technology at Muhlenberg Hospital, Plainfield, New Jersey, resulting in a M.T. (ASCP) certification in 1979. Ms. Sullivan completed a M.S. degree in 1986 from Fairleigh Dickinson University, where she also received her M.B.A. in December 1991. Ms. Sullivan also serves as President of our majority owned subsidiary, IBC Pharmaceuticals, Inc. From September 2002 to July 2007, Ms. Sullivan served as a member of the Board of Directors of Digene Corp., a company that develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases. Effective July 30, 2007 Digene Corp was merged with Qiagen N.V. In November, 2007, Ms. Sullivan was appointed to serve as a member of the Board of Directors of Urigen Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the development and commercialization of treatments for urological disorders. As of May, 2009, Ms. Sullivan also serves as a member of Board of Trustees for the HealthCare Institute of New Jersey, a trade association for the research-based pharmaceutical and medical technology industry in New Jersey.

Dr. David M. Goldenberg founded Immunomedics in July 1982, and has served continuously since that time as the Chairman of our Board of Directors. He also currently serves as our Chief Scientific Officer and Chief Medical Officer, having been our Chief Strategic Officer from July 2003 to July 2007. Dr. Goldenberg previously served as our Chief Executive Officer from July 1982 through July 1992, from February 1994 through May 1998 and from July 1999 through March 2001. He also serves as Chairman of the Board of Directors of IBC Pharmaceuticals, Inc., a subsidiary of Immunomedics. Dr. Goldenberg is a graduate of the University of Chicago College and Division of Biological Sciences (B.S.), the University of Erlangen-Nuremberg (Germany) Faculty of Natural Sciences (Sc.D.), and the University of Heidelberg (Germany) School of Medicine (M.D.). He has written or co-authored approximately 1,700 journal articles, book chapters and abstracts on cancer research, detection and treatment, and has researched and written extensively in the area of radioimmunodetection and radioimmunotherapy using radiolabeled antibodies. In addition to his position with Immunomedics, Dr. Goldenberg is President and a Trustee of the Center for Molecular Medicine and Immunology (“CMMI”), an independent non-profit research center, and its clinical unit, the Garden State Cancer Center. In 1985 and again in 1992, Dr. Goldenberg received an “Outstanding Investigator Grant” award from the National Cancer Institute for his work in radioimmunodetection, and in 1986 he received the New Jersey Pride Award in Science and Technology. Dr. Goldenberg was honored as the ninth Herz Lecturer of the Tel Aviv University Faculty of Life Sciences. In addition, he received the 1991 Mayneord 3M Award and Lectureship of the British Institute of Radiology and in 2002, the Elis Bervin Lectureship and Medal from the Swedish Medical Society and the Swedish Oncology Society for his contributions to the development of radiolabeled monoclonal antibodies used in the imaging and treatment of cancer. The International Society for Oncodevelopmental Biology and Medicine

named Dr. Goldenberg the co-recipient of the 1994 Abbott Award. In 2005, he received the Paul Aebersold Award from the Society of Nuclear Medicine and was named the Inventor of the Year by the Research and Development Council of New Jersey. Maryann Liebert Inc., publisher of Genetic Engineering News, nominated Dr. Goldenberg in 2006 for the Forbes Enterprise Award for outstanding achievements in the scientific community.

Gerard G. Gorman has served as our Senior Vice President, Finance and Business Development, and Chief Financial Officer since June 2006 and Vice President, Finance and Chief Financial Officer from September 2001 until June 2006. From 1996 to 2001, Mr. Gorman was employed by the Animal Health Division of Pfizer Inc., where he was Vice President, Finance and Information Technology and Chief Financial Officer. While at Pfizer, Mr. Gorman directed strategic and long-range financial planning as well as negotiations related to acquisitions, divestitures and outsourcing of support operations. Mr. Gorman previously held a variety of other senior positions at Pfizer, including: Senior Director, Corporate Treasury Operations; Director, Administration—International Pharmaceuticals Group; Director, Finance/Assistant Treasurer International; and Manager, Benefit Financing/Senior Financial Analyst. Mr. Gorman completed a B.A. in economics from Fairfield University and received his M.B.A. from Adelphi University. Mr. Gorman also serves as a member of the Board of Directors of the Northern Ireland Children’s Enterprise.

Dr. Goldenberg and Ms. Sullivan are husband and wife. There are no other family relationships between directors, executive officers or other employees.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying the Company’s compensation policies and decisions and the principal elements of compensation paid to its executive officers during fiscal year 2009. The Company’s Chief Executive Officer (the “CEO”), Chief Scientific Officer and Chief Medical Officer, and the Chief Financial Officer will be referred to as the “Named Executive Officers” for purposes of this discussion.

Executive Summary

Our overarching compensation goal is to motivate, recruit and retain executive officers in a manner that promotes superior executive performance and successful financial results for the Company while aligning the interests of the executive officers with the long-term interests of our stockholders. We believe this is accomplished through the following principles and processes that we follow in establishing executive compensation:

•	The Company benchmarks executive officer compensation against a set peer group of comparably sized public companies in the pharmaceutical industry.

•

We target compensation between the 25th and 75th percentiles for base salary and incentive bonus amounts. Our compensation model is flexible to be adjusted upward or downward in the case of exceptional performance or as circumstances warrant in the discretion of the Compensation Committee.

•

We primarily structure our total compensation in the form of base salary, annual short-term cash bonus awards, long-term equity incentive awards, benefits and perquisites and change in control and other severance benefits.

•

Our compensation structure seeks to align our executives’ compensation with our long-term growth and success by rewarding the discovery and development of new product candidates, the advancement of our existing pipeline of therapeutic product candidates and the strategic partnering for further clinical development and commercialization of our product candidates.

•	We maintain severance and change in control arrangements in place for our executives comparable to other companies in our peer group.

•

We seek to maintain a conservative cash utilization rate in order to advance our product candidates in various market conditions. We believe this approach has allowed us to continue advancing our pipeline of therapeutic product candidates and technologies during the current economic downturn.

Compensation Objectives and Philosophy

The Compensation Committee of Board of Directors (the “Compensation Committee”) is responsible for reviewing and approving the compensation payable to the Company’s executive officers and other key employees. As part of such process, the Compensation Committee seeks to accomplish the following objectives with respect to the Company’s executive compensation programs:

•	Motivate, recruit and retain executives capable of meeting the Company’s strategic objectives;

•	Provide incentives to ensure superior executive performance and successful financial results for the Company; and

•	Align the interests of executives with the long-term interests of stockholders.

The Compensation Committee seeks to achieve these objectives by:

•	Establishing a compensation structure that is both market competitive and internally fair;

•	Linking a substantial portion of compensation to the Company’s achievement of financial objectives and the individual’s contribution to the attainment of those objectives;

•	Providing risk for underachievement and upward leverage for overachievement of goals; and

•	Providing long-term equity-based incentives.

Setting Executive Compensation

In fiscal year 2009, the Compensation Committee engaged Arnosti Consulting, Inc. (“Arnosti”), an independent third party consultant, to provide competitive compensation data and general advice on the Company’s compensation programs and policies for executive officers. During fiscal year 2009, Arnosti performed a market analysis of the compensation paid by comparably sized publicly traded biopharmaceutical companies and provided the Compensation Committee with recommended compensation ranges for each executive position based on the competitive data. In addition, the CEO provided the Compensation Committee with a detailed review of the performance of the other executive officers and made recommendations to the Compensation Committee with respect to the compensation packages for those officers for the 2009 fiscal year.

In determining the compensation of each executive officer, the Compensation Committee considered a number of factors, including recent Company and individual performance, the CEO’s recommendations as to executive officers other than the CEO, cost of living in the New York/New Jersey area, and internal pay equity. The Compensation Committee also considered competitive compensation data received from Arnosti detailing the 25th percentile, median, and 75th percentile of (i) average salary; (ii) target annual cash compensation (i.e., salary + target bonus); (iii) long-term equity incentive awards; and (iv) target total direct compensation (i.e., salary + target bonus + long-term equity incentives); for executive officer positions among a group of peer companies and assessed how similar compensation arrangements for the named executive officers compare to its peers. Based on Arnosti market analysis, the Compensation Committee considers base salary within the range of the 25th percentile and the 75th percentile of the Company’s peer group to be competitive and appropriate for the named executive officers. Cash bonus levels among the Company’s peer group were used to establish target bonus compensation for the Company’s named executive officer. The Compensation Committee did not, however, tie cash compensation to potential values realizable from option grants to measure total target direct compensation as a means to determine the option grants it authorizes. There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the Compensation Committee determines the mix of compensation for each executive officer based on its review of the competitive data and its subjective analysis of that individual’s performance and contribution to the Company’s financial performance.

The peer group used for competitive comparisons in fiscal year 2009 reflects companies with which the Company competes for talent. Base salary, cash bonuses and long-term equity incentive awards were benchmarked to these companies. The peer group data was obtained from Equilar, Inc. and consisted of Acadia Pharmaceuticals Inc., Ariad Pharmaceuticals Inc., Avanir Pharmaceuticals, AVI Biopharma Inc., Cell Genesys Inc., Cerus Corporation, Cornerstone Therapeutics Inc., Crucell NV, Curis Inc., Dendreon Corp., DepoMed Inc., Discovery Laboratories Inc., Durect Corp., DUSA Pharmaceuticals Inc., Dyax Corp., Dynavax Technologies Corp., Emisphere Technologies, Inc., Enzon Pharmaceuticals Inc., Geron Corp., GTC Biotherapeutics Inc., Human Genome Sciences Inc., Immunogen Inc., Insmed Inc., Intermune Inc., Ligand Pharmaceuticals Inc., Medarex Inc., Nabi Biopharmaceuticals, Neuocrine Biosciences Inc., PDL Biopharma, Inc., Peregrine Pharmaceuticals Inc., Progenics Pharmaceuticals Inc., Regeneron Pharmaceuticals Inc., Repligen Corp., Rigel Pharmaceuticals Inc., Sangamo Biosciences Inc., Seattle Genetics Inc., Senomyx Inc., Targeted Genetics Corp., Threshold Pharmaceuticals Inc., Trubion Pharmaceuticals Inc., VIVUS Inc., XOMA Ltd. and Zymogenetics Inc.

Components of Compensation

For the 2009 fiscal year, the Company’s executive compensation program included the following components:

•	Base salary;

•	Annual short-term cash incentives;

•	Long-term equity incentive awards;

•	Special benefits and perquisites; and

•	Change in control and other severance arrangements.

Base Salary

It is the Compensation Committee’s objective to set a competitive rate of annual base salary for each executive officer. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk. Base salary levels are designed to recognize an individual’s ongoing contribution, to be commensurate with an individual’s experience and organization level and to be competitive with market benchmarks. The Compensation Committee has worked with Arnosti to establish and understand such market benchmarks. Increases in annual salaries are also based on demonstrated levels of competency in skill, effectiveness and leadership, and by comparing how an individual has performed essential job requirements against what was envisioned with the position. The Compensation Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each executive officer’s contributions in light of all such criteria. Based upon such criteria and using the compensation data provided by Arnosti, the Compensation Committee approved a 5% salary increase from 2009 for each of the named executive officer. The Committee believes the increase would result in such executive officers’ salaries being at or near the median base salaries for comparable executive positions at the Company’s peer group companies and reasonably consistent with the average percentage increase in salaries by its peers. The table below shows fiscal year 2009 and fiscal year 2010 base salary rates for each named executive officer:

Name	Title	2009 Salary	2010 Salary	% Increase
Cynthia L. Sullivan	President and Chief Executive Officer	$532,000	$558,000	5.00%

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	$500,000	$525,000	5.00%

Gerard G. Gorman	Senior Vice President, Finance and Business Development and Chief Financial Officer	$291,600	$306,180	5.00%

Annual Bonuses

As part of their compensation package, the Company’s executive officers have the opportunity to earn annual cash incentive awards. We do not have a formal incentive or bonus plan for the Company’s executive officers that ties annual bonus with base salary to create target annual cash compensation. Cash incentive awards are designed to reward superior executive performance while reinforcing the Company’s short-term strategic operating goals. If warranted in special circumstances, individual one-time discretionary bonuses may also be awarded to the Company’s executive officers during the course of the year.

Each executive officer has a target bonus opportunity that, in the case of Ms. Sullivan and Dr. Goldenberg, is determined in accordance with their respective employment agreements, or is otherwise set by the Compensation Committee each year based on its comparison of the total compensation opportunity of the Company’s executive officers against the total compensation opportunity of similarly situated executives at the companies identified above. In assessing the total compensation opportunity, the Compensation Committee also takes into account the executive officer’s relative experience in his or her position and in the industry generally and the Company’s overall financial position. For fiscal year 2009, the target bonus level set for each of the Company’s executive officers was 30% of base salary.

Each year, in considering annual bonuses, the Compensation Committee evaluates the annual performance of the individual executives, focusing on the executive’s performance in his or her area or areas of functional responsibility relative to the achievement of the Company’s annual corporate goals and other significant corporate accomplishments. Beginning with fiscal year 2008, cash incentive awards were based on achievement of pre-established Company objectives and individual goals established by the Compensation Committee in consultation with the CEO for each executive officer and, for executive officers other than the CEO, a subjective review of that individual’s performance relative to the overall priorities and strategies of the Company. In 2008, Mr. Gorman was awarded a one-time $50,000 cash bonus in recognition of his efforts in consummating the License and Collaboration Agreement, dated July 11, 2008, between the Company and Nycomed GmbH.

The Company’s strategic plan and individual performance targets include successful partnering transactions, and other strategic plan metrics, operational and financial metrics, regulatory compliance metrics, and delivery of specific programs, plans, and budgetary objectives identified by the Compensation Committee.

In fiscal year 2009, the Company’s strategic plan focused on:

•	Managing the post-licensing transition process with Nycomed, GmbH;

•	Conserving and strengthening the Company’s cash position; and

•	Advancing the Company’s pipeline of therapeutic product candidates and technologies.

The Compensation Committee weighs each of the individual performance goals established for the named executive officers separately when evaluating each named executive officer’s performance and awarding actual bonus amounts. Performance goals that are in the executive’s area or areas of functional responsibility are weighted heavier than others. Weighting is determined by the Compensation Committee when approving the annual goals and objectives. The actual amount of bonus paid is entirely discretionary; the Compensation Committee does not establish threshold levels that a named executive officer must attain before a bonus is awarded.

In fiscal year 2009, Ms. Sullivan’s individual performance goals were established to focus on her areas of responsibility which, in her capacity as President and CEO of the Company, centered around her ability to manage the post-licensing transition process with Nycomed GmbH, advancing the Company’s pipeline of therapeutic product candidates and technologies, implementing and managing the Company’s short- and long-term strategic plan and maintaining stockholder confidence in management and the Company. In addition, Ms. Sullivan’s specific performance goals included:

•	Converting Phase I/II studies of veltuzumab in immune thrombocytopenic purpura to the subcutaneous formulation and expanding the studies to Phase II;

•	Completing Phase I/II studies of subcutaneous veltuzumab in non-Hodgkin’s lymphoma and chronic lymphocytic leukemia;

•	Designing and seeking regulatory approval for pivotal Phase III studies of veltuzumab in non-Hodgkin’s lymphoma;

•	Continuing patient enrollment into Phase Ib study of yttrium-90-labeled clivatuzumab in combination with gemcitabine for patients with advanced pancreatic cancer;

•	Completing Phase I/II studies of milatuzumab in patients with multiple myeloma;

•	Enrolling patients into Phase I/II studies of milatuzumab in non-Hodgkin’s lymphoma and chronic lymphocytic leukemia; and

•	Filing for and obtaining FDA allowance of IND for milatuzumab-doxorubicin conjugate for the treatment of multiple myeloma.

In fiscal year 2009, Mr. Gorman’s individual performance goals were established to focus on his areas of responsibility, which in his capacity as Senior Vice President, Finance and Business Development, and Chief Financial Officer of the Company, centered on his ability to develop, implement and manage the Company’s financial strategic plan, ensure compliance with federal and state securities reporting requirements, conserve and strengthen the Company’s cash position, maintain stockholder confidence in management of the Company, manage the post-licensing transition process with Nycomed GmbH, ensure that the Company’s IT systems infrastructure is maintained, secured and commensurate with the needs of the Company and maintain the effectiveness of patent and proprietary protections over the Company’s pipeline of therapeutic product candidates and technologies.

In fiscal year 2009, Dr. Goldenberg’s individual performance goals were established to focus on his areas of responsibility which, in his capacity as Chief Medical Officer and Chief Scientific Officer of the Company, centered around his ability to design, implement and manage the Company’s clinical and pre-clinical research and development activities and maintain the effectiveness of patent and proprietary protections over the Company’s pipeline of therapeutic product candidates and technologies.

Based on the Compensation Committee’s assessment of the performance of each of the named executive officers and the overall performance of the Company, the actual bonus paid for fiscal year 2009 was at the target level for Ms. Sullivan, and exceeded target levels for Dr. Goldenberg and Mr. Gorman.

With respect to Ms. Sullivan, the Compensation Committee determined that Ms. Sullivan achieved her performance goals of (i) managing the post-licensing transition process with Nycomed GmbH; (ii) converting Phase I/II studies of veltuzumab in immune thrombocytopenic purpura to the subcutaneous formulation and expanding the studies to Phase II; (iii) completing Phase I/II studies of subcutaneous veltuzumab in non-Hodgkin’s lymphoma and chronic lymphocytic leukemia; (iv) designing and seeking regulatory approval for pivotal Phase III studies of veltuzumab in non-Hodgkin’s lymphoma; (v) continuing patient enrollment into Phase Ib study of yttrium-90-labeled clivatuzumab in combination with gemcitabine for patients with advanced pancreatic cancer; (vi) enrolling patients into Phase I/II studies of milatuzumab in non-Hodgkin’s lymphoma and chronic lymphocytic leukemia; and (vii) filing for and obtaining FDA allowance of IND for milatuzumab-doxorubicin conjugate for the treatment of multiple myeloma; and that achievement of such goals advanced the Company’s pipeline of therapeutic product candidates and technologies in accordance with the Company’s strategic plan.

With respect to Dr. Goldenberg, the Compensation Committee determined that Dr. Goldenberg exceeded his performance goals by advancing the Company’s pipeline of therapeutic product candidates and discovering and developing new product candidates and technologies, including (i) developing a new proprietary method of labeling peptides with F-18 for improved PET imaging; (ii) expanding the number of active U.S. patents to 139, including 4 new patents for the Company’s Dock-and-Lock conjugation technology and 2 new patents for the Company’s F-18 labeling method; and (iii) assisting with 3 Small Business Innovation Research grants by the National Institutes of Health totaling $2.1 million payable over a period of 2 years with a potential $2.5 million additional funding.

With respect to Mr. Gorman, the Compensation Committee determined that Mr. Gorman exceeded his performance goals of (i) developing, implementing and managing the Company’s short- and long-term financial plan; (ii) ensuring the Company’s compliance with federal and state securities reporting requirements; (iii) managing the post-licensing transition process with Nycomed GmbH; (iv) securing and maintaining the Company’s IT systems infrastructure commensurate with the needs of the Company; and (v) maintaining the effectiveness of patent and proprietary protections over the Company’s pipeline of therapeutic product candidates and technologies; and that achievement of such goals conserved the Company’s cash position and advanced the Company’s pipeline of therapeutic product candidates and technologies in accordance with the Company’s strategic plan.

Based upon the foregoing, and taking into account the relative significance of each performance goal achieved by the Company’s named executive officers, the Compensation Committee awarded the Company’s named executive officers the bonuses detailed in the table below. The Compensation Committee determined that Dr. Goldenberg and Mr. Gorman exceeded their heavily weighted performance goals and awarded them bonuses in excess of targets.

According to the information supplied by Arnosti, average cash bonuses paid to chief executive officers in the Company’s peer group for 2009 were approximately 50% of their salaries. Executive officers below the chief executive officer level of companies in the Company’s peer group on average received bonuses in the range of 38% to 43% of base salaries. The Compensation Committee believes that the bonuses paid to the named executive officers for fiscal year 2009 were reasonably consistent with the average bonuses awarded by its peers after considering the level of attainment of the applicable performance goals described above.

The table below details fiscal year 2009 annual bonus targets and actual payouts for each of the named executive officers.

Name	Title	2009 Target Bonus ($)	2009 Target Bonus (% Salary)	2009 Actual Bonus ($)	2009 Actual Bonus (% Salary)
Cynthia L. Sullivan	President and Chief Executive Officer	$159,600	30.0%	$160,000	30.0%

Dr. David M. Goldenberg	Chairman of the Board and Chief Scientific Officer and Chief Medical Officer	$150,000	30.0%	$200,000	40.0%

Gerard G. Gorman	Senior Vice President, Finance and Business Development, Chief Financial Officer	$87,480	30.0%	$125,000	42.9%

The dollar amount of the fiscal year 2010 annual bonus target for each of the Company’s named executive officers was increased over the fiscal year 2009 levels because of increases to base salary. The table below shows the dollar amount of the fiscal year 2009 and fiscal year 2010 annual target bonus for each named executive officer, together with percentage of base salary represented by that target:

Name	Title	2009 Target Bonus ($)	2009 Target Bonus (% Salary)	2010 Target Bonus ($)	2010 Target Bonus (% Salary)
Cynthia L. Sullivan	President and Chief Executive Officer	$159,600	30.0%	$167,580	30%

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	$150,000	30.0%	$157,500	30%

Gerard G. Gorman	Senior Vice President, Finance and Business Development, Chief Financial Officer	$87,480	30.0%	$91,854	30%

The table below details, for each named executive officer, the total target compensation established by the Compensation Committee for fiscal year 2009, as measured by the sum of salary and target bonus, and the total actual compensation paid for 2009, as measured by the sum of salary and actual bonus.

Name	Title	2009 Total Target Compensation ($)		2009 Total Actual Compensation ($)
Cynthia L. Sullivan	President and Chief Executive Officer	$691,000	(1)	$692,000	(2)

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	$650,000	(3)	$700,000	(4)

Gerard G. Gorman	Senior Vice President, Finance and Business Development, Chief Financial Officer	$379,080	(5)	$416,600	(6)

(1)	Represents sum of (i) annual salary for 2009 of $532,000 and (ii) target bonus for 2009 of $159,600.
(2)	Represents sum of (i) annual salary of $532,000 and (ii) actual bonus paid for 2009 of $160,000.
(3)	Represents sum of (i) annual salary for 2009 of $500,000 and (ii) target bonus for 2009 of $150,000.
(4)	Represents sum of (i) annual salary of $500,000 and (ii) actual bonus paid for 2009 of $200,000.
(5)	Represents sum of (i) annual salary for 2009 of $291,600 and (ii) target bonus for 2009 of $87,480.
(6)	Represents sum of (i) annual salary of $291,600 and (ii) actual bonus paid for 2009 of $125,000.

Long-Term Incentive Equity Awards

As described above, stock-based incentives are a key component of our executive compensation program and have historically been provided to all of our full-time employees. Employee ownership is a core value of our operating culture, and management and the Compensation Committee believe that stock ownership encourages our executives to create value for our company over the long term and promotes retention and affiliation with the Company by allowing our employees to share in our long-term success while aligning employee and executive interests with those of our stockholders. We have historically used stock options as the vehicle to deliver equity-based compensation, due to their broad-based use in the biopharmaceutical industry, and in part because of their favorable tax and accounting treatment. As a result of changes under FAS 123R that make the accounting treatment of stock options less attractive, we have evaluated the benefits of providing alternative equity-based compensation in the form of restricted stock, restricted stock units (“RSUs”) or other vehicles based on full value shares. Management and the Compensation Committee will continue to monitor changes in the long-term compensation practices of the companies in our peer group and, if appropriate, will re-evaluate alternative equity-based compensation vehicles in future years in light of changing or evolving practices. In certain circumstances, the Compensation Committee may determine that non-equity long-term incentives are preferable to equity-based awards.

Stock options and other long-term equity incentive awards are made under our 2006 Stock Incentive Plan, as amended. Stock options generally have a seven-year term and vest over a number of years based on continued employment. Vesting for stock options awarded to our executive officers has typically been to vest 25% on the first anniversary of the date of grant and 6.25% on a quarterly basis thereafter, subject to accelerated vesting in certain circumstances. There are no holding requirements for vested stock options. Our stock options are granted at an exercise price equal to the closing price of our common stock on the date of grant. Accordingly, the actual value an executive will realize is tied to future stock appreciation and is therefore aligned with corporate performance and stockholder returns.

Each of our executive officers has an option or award opportunity. The actual amount of the annual option grant or other award, if any, for each of our executive officers is determined on a discretionary basis by the Compensation Committee without the use of any formalized mathematical formulas. In determining the amount of the awards, the Compensation Committee evaluates the executive’s performance and contribution to the Company’s annual and long-term strategic goals and factors that contribute to overall corporate growth and development and to increasing long-term stockholder value, such as advancement of the Company’s pipeline of therapeutic as well as diagnostic product candidates, growth in the Company’s intellectual property portfolio, development of the Company’s manufacturing and operating capabilities, enhancements to the Company’s financial reporting systems and controls, and the successful negotiation of advantageous out-licensing and other collaborative agreements. The Compensation Committee does not assign weightings to the foregoing factors. In addition, the Compensation Committee may, in its discretion, consider both the achievement of the annual Board-approved corporate goals and other significant corporate accomplishments during the year. For our executive officers other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO in determining the amount of the grant to each executive officer.

We have historically made grants of stock options to all employees on their date of hire based on salary level and position. All employees, including our executive officers, are also eligible for subsequent discretionary awards and annual awards granted in recognition of individual and corporate performance during the year. For the 2008 fiscal year our executive officers and employees were granted stock options in July 2008 after reviewing fiscal year 2008 performance, including giving consideration to the execution of the License and Collaboration Agreement with Nycomed GmbH on July 11, 2008 and the achievement of individual performance goals by each of our named executive officers. For the 2009 fiscal year our executive officers and employees were granted stock options in June 2009 after reviewing fiscal year 2009 performance.

Specifically, in June 2009, the Compensation Committee granted certain long-term incentive equity awards to the Company’s named executive officers after reviewing corporate and individual performance in fiscal year 2009 in the context of the factors which the Compensation Committee believes contributes to overall corporate growth and considering overall compensation of each of our named executive officers in fiscal year 2009. In determining the equity grants to be awarded, the Compensation Committee considered the corporate and individual performance results described under Annual Bonuses above. Upon evaluation of each named executive officer’s performance in the 2009 fiscal year, the Compensation Committee awarded stock options and RSUs as follows:

Name	Title	Number of Shares of Common Stock Underlying Stock Options	Number of Shares of Common Stock Underlying RSUs
Cynthia L. Sullivan	President and Chief Executive Officer	100,000	100,000
Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	325,000	60,000
Gerard G. Gorman	Senior Vice President, Finance and Business Development, Chief Financial Officer	—	60,000

The stock options vest with respect to 25% of the underlying shares on the first anniversary of the date of grant and with respect to 6.25% on a quarterly basis thereafter and have a seven-year term and an exercise price equal to the closing price of the Common Stock on the date of grant. The restricted stock units vest in full within one year of grant.

Fiscal Year 2010 Changes to Equity Awards Program. There are no changes to the Equity Awards Program anticipated for the 2010 fiscal year.

Executive Benefits and Perquisites

The executive officers also are provided with certain benefits and perquisites. The Committee believes that such benefits are necessary for the Company to remain competitive and to attract and retain top caliber executive officers because such benefits are typically provided by companies in the biopharmaceutical industry and by other companies with which the Company competes for executive talent.

We maintain a 401(k) plan for our employees, including our executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, in fiscal year 2009 we matched all employee contributions at 25% of the employee’s contribution up to a limit of 5% of the employee’s eligible compensation up to the IRS imposed limit. The IRS maximum allowable contribution in calendar year 2009 was $16,500, or 21,500 for employees who are 50 years old or older. We also increase our employees’, including our executive officers’, base salary for the cost of group long-term disability insurance coverage and provide a group life insurance benefit in a coverage amount equal to 100% of the employee’s annual base salary.

Additional Incentive Compensation

In accordance with the terms of Dr. Goldenberg’s employment agreement, Dr. Goldenberg is entitled to receive incentive compensation equal to 1.5% of the Company’s Annual Net Revenue (as defined in the agreement) in each year that the Company records positive net income. Because the Company reported positive net income for the year ended June 30, 2009, the Company paid Dr. Goldenberg additional incentive compensation of $435,718 of which a payment of $300,000 was made in September 2008 in connection with the upfront payment received upon consummation of the Nycomed Agreement and the remainder was paid to Dr. Goldenberg in September 2009. The aggregate compensation value of benefit in fiscal year 2009 is shown in the “All Other Compensation” column in the Summary Compensation Table included in this proxy statement. In fiscal year 2008, the Company paid Dr. Goldenberg $186,000 as reimbursement for personal income taxes associated with the imputed income Dr. Goldenberg received of $323,191 in connection with the Company’s payment of life insurance premiums on policies for the benefit of Dr. Goldenberg and his affiliates. The Company terminated these life insurance policies in December 2007 and no longer maintains any life insurance policies to which Dr. Goldenberg is the beneficiary.

Employment, Severance and Change of Control Agreements

The Company has employment agreements with Ms. Sullivan and Dr. Goldenberg and a Change in Control and Severance Agreement with Mr. Gorman. These agreements are summarized in the section below entitled “Employment Contracts, Termination of Employment and Change-in-Control Agreements” and the change-in-control and severance arrangements contained in those agreements are discussed in more detail in the section below entitled “Calculation of Potential Payments upon Termination or Change in Control.” The Company decided to provide severance benefits to recognize accomplishments of executives supporting the approved strategic plan. The change-in-control arrangements are to assure continuity of “key personnel” in a transition period following a change in control of the Company.

IRC Section 162(m) Compliance

As a result of Section 162(m) of the Internal Revenue Code, publicly-traded companies such as the Company are not allowed a federal income tax deduction for compensation, paid to the CEO and the two other highest paid executive officers, to the extent that such compensation exceeds $1 million per officer in any one year and does not otherwise qualify as performance-based compensation. The Company’s 2006 Stock Incentive Plan is structured so that compensation deemed paid to an executive officer in connection with the exercise of a stock option should qualify as performance-based compensation that is not subject to the $1 million limitation. Other awards made under the 2006 Stock Incentive Plan may or may not so qualify. In establishing the cash and equity incentive compensation programs for the executive officers, it is the Compensation Committee’s view that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Compensation Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation, including cash bonus programs tied to the Company’s financial performance and restricted stock units awards, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. It is the Compensation Committee’s belief that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal year ended June 30, 2009 to (1) our Chief Executive Officer, and (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended June 30, 2009 (collectively, the “Named Executive Officers”). We do not have any other executive officers.

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)		Stock Awards ($) (e)	Option Awards(1) ($) (f)	Non- Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)		Total ($) (j)
Cynthia L. Sullivan	2009	$532,000		$160,000		$66,837	$352,044	$—	$—	$14,275	(2)(8)	$1,125,156
President and Chief Executive Officer	2008	$532,000		$239,400		—	$166,601	$—	—	$2,812	(2)	$940,813
	2007	$526,000		$138,500		—	$71,653	$—	—	$8,018	(2)	$744,171

Dr. David M. Goldenberg	2009	$500,000	(3)	$200,000		—	$210,769	$—	—	$552,593	(2)(4)(5)(8)	$1,463,362
Chairman, Chief Scientific Officer and Chief Medical Officer	2008	$500,000	(3)	$225,000		—	$207,137	$—	—	$476,003	(2)(4)(5)(6)	$1,408,140
	2007	$455,000	(3)	$113,750		—	$71,653	$—	—	$253,476	(2)(4)(5)	$893,879

Gerard G. Gorman	2009	$291,600		$125,000		$33,186	$88,873	$—	—	$2,875	(2)	$541,534
SVP, Finance and Business	2008	$270,000		$171,500	(7)	—	$91,408	$—	—	$2,812	(2)	$535,720
Development, Chief Financial Officer	2007	$250,290		$62,500		—	$35,826	$—	—	$2,750	(2)	$351,366

(1)	Represents non-qualified stock options granted pursuant to our 2006 Stock Incentive Plan. Represents the compensation cost recognized for financial statement reporting purposes, in accordance with SFAS 123R, with respect to the stock-based awards granted in 2009 and in earlier years. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. None of the named executive officers forfeited any option awards during the 2009, 2008 or 2007 fiscal years. For information regarding assumptions underlying the SFAS 123R valuation of equity awards, see Note 7 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009.
(2)	Includes matching contributions made by us on behalf of each of the named executive officers under our 401(k) plan of $2,875, $2,812 and $2,750 in fiscal years 2009, 2008 and 2007, respectively.
(3)	Includes compensation of $55,000 received from IBC Pharmaceuticals, the Company’s majority owned subsidiary, for services rendered in fiscal years 2009, 2008 and 2007.
(4)	Includes additional incentive compensation payments in the amount of $435,718, $150,000 and $150,000 paid to Dr. Goldenberg pursuant to his employment agreement for the 2009, 2008 and 2007 fiscal years, respectively.
(5)	Includes the imputed income relating to the dollar value of premiums paid by us with respect to a split-dollar life insurance policies maintained for the benefit of the Goldenberg Family Trust in the amounts of $137,452 and $142,800 in fiscal year 2008 and 2007, respectively. As of December 4, 2007, the split-dollar policy was terminated.

(6)	Includes $185,739 for reimbursement for personal income taxes related to the termination of the split-dollar agreement for the 2008 fiscal year.
(7)	Includes a one-time $50,000 cash bonus in recognition of Mr. Gorman’s efforts in consummating the License and Collaboration Agreement, dated July 11, 2008, between the Company and Nycomed GmbH.
(8)	Includes $114,000 and $11,400 to Dr. Goldenberg and Ms. Sullivan, respectively, for employee stock options settled at the market price per share, at the time of the settlement. These settlements were for cash payments (net of taxes) in lieu of their share of the Company’s common stock upon exercise of their stock options.

Grants of Plan-Based Awards in Fiscal Year 2009

The table below details fiscal year 2009 grants of plan-based awards for each of the named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#) (2) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (3) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Cynthia L. Sullivan	7/18/08	$—	$159,600	$239,400	—	—	—	100,000	—	$2.67	$198,220
Cynthia L. Sullivan	6/10/09	$—	$167,580	$251,370	—	—	—	100,000	—	$2.50	$184,200
Cynthia L. Sullivan	7/18/08	$—	$—	$—	—	—	—	100,000	—	$2.67	$267,000
Cynthia L. Sullivan	6/10/09	$—	$—	$—	—	—	—	100,000	—	$2.50	$250,000
Dr. David M. Goldenberg	7/18/08	$—	$150,000	$225,000	—	—	—	300,000	—	$2.67	$594,660
Dr. David M. Goldenberg	6/10/09	$—	$157,500	$236,250	—	—	—	325,000	—	$2.50	$598,650
Gerard G. Gorman	7/18/08	$—	$87,480	$131,220	—	—	—	50,000	—	$2.67	$133,500
Gerard G. Gorman	6/15/09	$—	$91,854	$137,781	—	—	—	60,000	—	$2.40	$144,000

(1)	Represents the range of performance bonuses that can be earned by the named executive officers if the target and maximum performance targets are achieved. The bonus is prorated if performance levels are achieved between the target and maximum levels. The methodology and performance criteria applied in determining these potential bonus amounts are discussed under “Compensation Discussion and Analysis—Annual Bonuses” on page 25 of this proxy statement. The actual cash bonus paid to each named executive officer for their 2009 performance is reported as Bonus in the Summary Compensation Table. In each case, the named executive officer received the maximum bonus based on 2009 performance.
(2)	A description of the terms of the stock options is disclosed under “Compensation Discussion and Analysis—Long-Term Incentives Equity Awards” on page 29 of this proxy statement.
(3)	Represents the grant date fair value under SFAS 123R of stock options awarded in 2009. For information regarding assumptions underlying the SFAS 123R valuation of equity awards, see Note 7 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

Outstanding Equity Awards at Fiscal Year-End 2009 Table

The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of June 30, 2009.

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexer- cisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($) (j)
Cynthia L. Sullivan	150,000			$17.75	05/18/2010
	100,000			$19.06	12/06/2010
	100,000			$8.32	03/20/2011
	150,000			$20.49	03/19/2012
	100,000			$6.05	06/12/2012
	200,000			$7.62	06/11/2013
	150,000			$5.44	06/09/2014
	150,000			$1.75	06/15/2015
	112,500	37,500		$2.63	06/14/2016
	43,750	56,250		$4.39	07/09/2014
		100,000		$2.67	07/18/2015
		100,000		$2.50	06/10/2016
						100,000	$254,000
						100,000	$254,000

Dr. David M. Goldenberg	250,000			$17.75	05/18/2010
	150,000			$19.81	07/02/2011
	200,000			$4.94	07/01/2012
	200,000			$7.62	06/11/2013
	150,000			$5.44	06/09/2014
	150,000			$1.75	06/15/2015
	112,500	37,500		$2.63	06/14/2016
	65,625	84,375		$4.39	07/09/2014
		300,000		$2.67	07/18/2015
		325,000		$2.50	06/10/2016

Gerard G. Gorman	50,000			$12.40	09/10/2011
	50,000			$22.17	12/05/2011
	10,000			$4.94	07/01/2012
	15,000			$7.62	06/11/2013
	30,000			$4.22	04/02/2014
	20,000			$5.44	06/09/2014
	100,000			$3.24	02/10/2015
	50,000			$1.75	06/15/2015
	56,250	18,750		$2.63	06/14/2016
	26,250	33,750		$4.39	07/09/2014
						50,000	$127,000
						60,000	$152,400

(1)	Except for the stock option grants issued in fiscal year 2009 and 2008, each stock option grant has been granted under the 2002 Stock Option Plan and has a term of 10 years measured from the grant date and vests ratably, 25% per year, during the first 4 years of service with the Company measured from the grant date. Each stock option granted in fiscal years 2009 and 2008 was granted under the 2006 Stock Incentive Plan, has a term of 7 years measured from the grant date and vest ratably, 25% per year, during the first 4 years of service with the Company measured from its grant date.

Fiscal Year 2009 Options Exercise and Stock Vested Table

The following table provides information regarding the exercise of options and the vesting of stock for each of the named executive officers during fiscal year 2009.

Name	Option Awards(1)		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Cynthia L. Sullivan	15,000	$38,100	—	$—
Dr. David M. Goldenberg	150,000	$381,000	—	$—
Gerard G. Gorman	—	$—	—	$—

(1)	During June 2009, the Company settled 15,000 and 150,000 employee stock options under the 2002 Employee Share Option Plan for Ms. Sullivan and Dr. Goldenberg, respectively, at the market price per share at the time of the settlement. These settlements were for cash payments (net of taxes) in lieu of their share of the Company’s common stock upon exercise of their stock options resulted in net cash payments of $7,400 and $74,000 to Ms. Sullivan and Dr. Goldenberg, respectively.

Equity Compensation Plans

The following table provides information with respect to our compensation plans under which equity compensation is authorized as of September 30, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	6,607,433	$6.84	4,886,150
Equity compensation plans not approved by security holders	—		—

Total	6,607,433	$6.84	4,886,150

Stock Option Plan

Certain of the outstanding option agreements issued under our prior plan, the 2002 Stock Option Plan provide for acceleration of the vesting of the options granted upon or in connection with a change in control. In the event of a change in control, each option granted to an optionee after June 12, 2002, will immediately become vested and fully exercisable in the event of a change in control only if so specified in the optionee’s option agreement or otherwise approved by the Compensation Committee. The named executive officers’ option grants include such provision.

Retirement Plan

We maintain a retirement plan established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended. All of our employees are eligible to participate in the retirement plan and may, but are not obligated to, contribute a percentage of their salary to the retirement plan, subject to certain limitations. Each year, we may contribute to the retirement plan a percentage of each employee’s contribution to the retirement plan, which does not exceed 5.0% of the employee’s salary. We may also make an additional contribution to the retirement plan. Employee contributions vest immediately. Our contributions vest 20% after two years from the date of hire and, thereafter, at the rate of 20.0% per year for the following four years. A participant also becomes fully vested upon death, retirement at age 65 or if they become disabled while an employee. Benefits are paid following termination of employment or upon the occurrence of financial hardship. It is not possible to estimate the benefits that any participant may be entitled to under the retirement plan since the amount of such benefits will be dependent upon, among other things, our future contributions, future net income earned by the contributions and forfeitures upon future terminations of employment. For the last three fiscal years we have not contributed to the retirement plan in excess of $2,875 for 2009, $2,812 for 2008 and $2,750 for 2007 for any of our executive officers.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Cynthia L. Sullivan

Employment Agreement. On December 17, 2008, we entered into a Second Amended and Restated Employment Agreement with Ms. Sullivan to bring her then-existing employment agreement into documentary compliance with Section 409A of the Internal Revenue Code.

The initial term of Ms. Sullivan’s agreement expired on December 31, 2008 and automatically renews for successive one-year periods unless either party provides written notice to the contrary.

The primary elements of Ms. Sullivan’s compensation package include: an annual base salary of $532,000 (the “Base Salary”), subject to annual review and adjustment by the Board or the Compensation Committee, the opportunity to participate in the Company’s incentive compensation plan in place for its senior level executives, a target annual bonus opportunity equal to 30% of her Base Salary and the opportunity to receive equity compensation awards under our 2006 Stock Incentive Plan, or any such successor equity compensation plan as may be in place from time to time.

In the event Ms. Sullivan’s employment is terminated without “cause” (as defined in the agreement) or Ms. Sullivan terminates employment for “good reason” (as defined in the agreement), Ms. Sullivan will be entitled to receive a severance payment in an amount equal to the sum of: (x) 200% of her Base Salary in effect at the time of her termination, and (y) the target bonus established for the fiscal year in her employment terminates. The severance amount will be paid in monthly installments over the 24-month period following her termination. In addition, the Company will reimburse Ms. Sullivan for the cost of maintaining continued medical coverage for a period of 24 months following her termination date.

In the event Ms. Sullivan’s employment terminates without cause or for good reason within one year following a “change of control” (as defined in the agreement), Ms. Sullivan will be entitled to receive a lump sum severance payment in an amount equal to the sum of (x) 300% of her Base Salary in effect at the time of her termination and (y) the target bonus established for the fiscal year in which the date of termination occurs. In addition, for a period of 36 months following such termination, the Company will reimburse (?) Ms. Sullivan for the cost of maintaining continued medical coverage. Under certain circumstances, Ms. Sullivan will be entitled to a tax gross-up with respect to any excise tax imposed under Section 4999 of the Internal Revenue Code on any payments or benefits received in connection with such change of control that are deemed to constitute parachute payments under Section 280G of the Internal Revenue Code.

Upon a change of control all stock options, restricted stock and other equity rights held by Ms. Sullivan will become fully vested and exercisable on the date on which the change of control occurs. In addition, all stock options held by Ms. Sullivan will remain exercisable for a period of 24 months following the end of the remaining balance of the term of her employment agreement. In no event, however, will the option be exercisable beyond its original term or beyond the extension period permitted under Section 409A of the Internal Revenue Code.

For a period of two years following termination of employment, Ms Sullivan will be subject to certain non-compete and non-solicitation covenants.

Dr. David M. Goldenberg

Employment Agreement. On December 17, 2008, we entered into a Second Amended and Restated Employment Agreement with Dr. Goldenberg to bring his then-existing employment agreement into documentary compliance with Section 409A of the Internal Revenue Code.

The initial term of Dr. Goldenberg’s agreement expires on June 30, 2011 and automatically renews for successive one-year periods unless either party provides a 90-day written notice to the contrary.

The primary elements of Dr. Goldenberg’s compensation package include: an annual base salary of $500,000 (the “Base Salary”), subject to annual review and adjustment by the Board or the Compensation Committee, the opportunity to participate in any of the Company’s incentive compensation plan in place for its senior level executives, a target annual bonus opportunity equal to 30% of his Base Salary and the opportunity to receive equity compensation awards under our 2006 Stock Incentive Plan or any such successor equity compensation plan as may be in place from time to time, at the discretion of the Compensation Committee.

Dr. Goldenberg will also be eligible to receive certain additional incentive compensation. With respect to any fiscal year during Dr. Goldenberg’s employment in which the Company records an annual net loss, Dr. Goldenberg will receive a sum equal to 0.75% of the total Consideration (as defined in the agreement) the Company receives from any third party transaction, with certain exceptions. In the event the Company records positive net income with respect to any fiscal year during either the term of Dr. Goldenberg’s employment or the 3-year period following termination during which Dr. Goldberg is subject to non-compete covenants, including fiscal 2009, Dr. Goldenberg will receive a sum equal to 1.5% of the Company’s Annual Net Revenue (as defined in the agreement) for each such fiscal year.

In accordance with the terms of Dr. Goldenberg’s employment agreement, Dr. Goldenberg is entitled to receive incentive compensation equal to 1.5% of the Company’s Annual Net Revenue (as defined in the agreement) in each year that the Company records positive net income. Under the terms of the License and Collaboration Agreement with Nycomed GmbH, or the Nycomed Agreement, completed in August 2008, we received an initial, non-refundable $40.0 million payment. For the 2009 fiscal year for which the Company reported net income of $2.3 million, Dr. Goldenberg received $435,718 of additional incentive compensation. In addition, the Company will pay Dr. Goldenberg for each fiscal year a sum equal to a percentage of the annual Product Royalties (as defined in the agreement) the Company receives pertaining to the products for which Dr. Goldenberg is an inventor and all products using, related to or derived from products for which Dr. Goldenberg is an inventor. These payments will continue for each Patented Product (as defined in the agreement) for the remaining Life of the Patent (as defined in the agreement) covering each Patented Product (“Patent Lifetime Royalty Payments”). The percentage of Product Royalties that we will pay to Dr. Goldenberg on each Patented Product will be determined based on the percentage of Product Royalties that we must pay to external third parties.

In the event we complete a disposition (as defined in the agreement) during Dr. Goldenberg’s employment or within 3 years thereafter, of any one or more of our “undeveloped assets” (as defined in the agreement) for which Dr. Goldenberg was an inventor, Dr. Goldenberg will receive a payment equal to at least 20% of the consideration the Company receives in the disposition, subject to certain limitations.

The Company pays Dr. Goldenberg an aggregate payment equal to at least $150,000 to Dr. Goldenberg during each fiscal year as an advance and credit against any amounts due to Dr. Goldenberg for additional incentive compensation, Lifetime Royalty Payments and Dispositions of Undeveloped Assets.

In the event Dr. Goldenberg’s employment is terminated without “good cause” (as defined in the agreement) or Dr. Goldenberg resigns for “good reason” (as defined in the agreement), Dr. Goldenberg will be entitled to receive severance payments equal to his Base Salary and target bonus through the end of the June 30, 2011 initial employment term plus a lump-sum severance payment in an amount equal to the sum of (x) 200% of his Base

Salary in effect at the time of his termination and (y) the target bonus established for the fiscal year in which the termination occurs. In addition, the Company will reimburse Dr. Goldenberg for the cost of maintaining continued medical coverage for a period of 24 months following termination, and for a period of 18 months thereafter, for Dr. Goldenberg and any eligible dependent(s). In addition, Dr. Goldenberg’s employment agreement provides that for the balance of the term of the agreement and for a period of 2 years thereafter, the Company will, to the extent permitted under Section 409A of the Internal Revenue Code, continue to provide to Dr. Goldenberg all of the benefits of his employment as if he remained employed, including all life insurance policies described in his employment agreement. In addition, during the 2-year severance period, the Company also will pay for the reasonable cost of an office and secretarial support for Dr. Goldenberg, and all reasonable expenses to set up and maintain such office (including telephone, fax and Internet access, office supplies and equipment, furniture, etc.), at a reasonable location of Dr. Goldenberg’s choice.

The Agreement also provides that in the event of a “change of control” (as defined in the agreement), if Dr. Goldenberg terminates his employment upon (90 days written notice, and such termination is effective on or before the second anniversary of the change of control, Dr. Goldenberg will be entitled to receive a lump sum severance payment in an amount equal to the sum of (x) 300% his Base Salary in effect on his termination date and (y) the target bonus established for the fiscal year in which the date of termination occurs. In addition, the Company will reimburse Dr. Goldenberg for the cost of maintaining continued medical coverage for a period of 54 months following such termination) for himself and any eligible dependent(s). Under certain circumstances, Dr. Goldenberg will be entitled to a tax gross-up with respect to any excise tax imposed under Section 4999 of the Internal Revenue Code on any payments or benefits received in connection with such change of control that are deemed to constitute parachute payments under Section 280G of the Internal Revenue Code. In addition, for the balance of the term of the agreement and for 3 years thereafter, the Company will continue to provide to Dr. Goldenberg all of the benefits of his employment, as if he remained employed, including all life insurance policies described in the Agreement. In addition, during the three year severance period, the Company also will pay for the reasonable cost of an office and secretarial support for Dr. Goldenberg, and all reasonable expenses to set up and maintain such office (including telephone, fax and Internet access, office supplies and equipment, furniture, etc.), at a reasonable location of Dr. Goldenberg’s choice.

Upon a change of control all stock options, restricted stock and other equity rights held by Dr. Goldenberg will become fully vested and exercisable on the date on which the change of control occurs. In addition, all stock options held by Dr. Goldenberg will remain exercisable for a period of 24 months following the end of the remaining balance of the term of his employment agreement. In no event, however, will the option be exercisable beyond its original term or beyond the extension period permitted under Section 409A of the Internal Revenue Code.

For a period of 3 years following termination of employment, Dr. Goldenberg will be subject to certain non-compete and non-solicitation covenants.

Pursuant to the terms of his employment agreement, Dr. Goldenberg was paid a minimum base salary of $500,000 for fiscal year 2009 and a cash bonus of $200,000 and was granted options to purchase 325,000 shares of the Company’s common stock, as provided under such agreement. As noted above, Dr. Goldenberg also received the $435,718 of additional Revenue Incentive Compensation payment under the employment agreement.

Gerard G. Gorman

On December 17, 2008, the Company entered into an Amended and Restated Change of Control and Severance Agreement with Mr. Gorman to bring his then-existing agreement into documentary compliance with Section 409A of the Internal Revenue Code. In the event Mr. Gorman is terminated pursuant to an involuntary termination (including his involuntary dismissal or discharge by the Company other than for cause, or his voluntary resignation within 90-days following the occurrence of certain events) within twelve months following a “change in control” (as defined in the agreement), Mr. Gorman will receive from the Company (i) a lump-sum payment equal to 200% of his then-current base salary and bonus; (ii) accelerated vesting of all outstanding options such that each outstanding options immediately vest and become exercisable for a specified period; (iii) a lump-sum severance payment equal to the bonus amount received in the previous year, pro-rated for the number of months (including partial months) completed prior to termination; and (iv) reimbursement for costs of continued health coverage for a specified period. The Change of Control and Severance Agreement also contains certain tax payment provisions in certain instances.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our named executive officers under their existing employment agreements or change in control and severance agreement, as the case may be, for various scenarios involving a change in control or termination of employment as described above for each named executive officer, assuming a June 30, 2009 termination date and, where applicable, using the closing price of our common stock of $2.54 (as reported on the NASDAQ Global Market as of June 30, 2009). All defined terms not defined in this section have the meanings set forth in each officer’s respective employment agreement or change in control and severance agreement.

Name	Trigger	Salary and Bonus ($)	Health and Welfare Benefits ($)	Stock Award Vesting Acceleration ($)	Office and Secretarial Support ($)	Excise Tax and Gross- Up ($)	Total ($)
Cynthia L. Sullivan	Termination without Cause or Resignation for Good Reason (before Change in Control)	$1,223,600	$35,400				$1,259,000
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$2,074,800	$53,100	$512,000		$389,588	$3,029,488
	Voluntary Termination
	Disability
	Death

Dr. David M. Goldenberg	Termination without Cause or Resignation for Good Reason (before Change in Control)	$3,200,000	$35,400		$232,500		$3,467,900
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$4,000,000	$53,100	$4,000	$348,750	$1,140,763	$5,546,613
	Voluntary Termination
	Disability
	Death

Gerard G. Gorman	Termination without Cause or Resignation for Good Reason (before Change in Control)
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$758,160	$17,700	$279,400		$65,087	$1,120,347
	Voluntary Termination
	Disability
	Death

The amounts shown above and the assumptions upon which those amounts are based provide reasonable estimates of the amounts that would have been due to the named executive officers in the event that any of the circumstances described above had occurred on June 30, 2009. The actual amounts due to the named executive officers upon a triggering event will depend upon the actual circumstances and the then-applicable provisions of the Employment Agreements, Change in Control and Severance Agreement, Stock Option Agreements and the Company’s stock incentive plans. Please note that each of the agreements provides for a gross-up payment under certain circumstances to compensate each officer for excise taxes that may be attributable to such employee as a result of certain payments.

Fiscal Year 2009 Pension Benefits Table

The table disclosing pension benefits is omitted because we do not have any such pension benefit plans.

2009 Non-Qualified Deferred Compensation Table

The table disclosing contributions to and aggregate earnings under or distributions from nonqualified deferred compensation is omitted because we do not have any such nonqualified deferred compensation plans.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for evaluating and approving the compensation for the executive officers. Management has primary responsibility for our Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the objectives and actions of the Compensation Committee. The Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

The Compensation Committee

Brian A. Markison, Chairman

Mary E. Paetzold Dr. Edward T. Wolynic

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our affiliates, including members of our senior management and Board of Directors, as well as their respective family members and other affiliates, have relationships and agreements among themselves as well as with us and our affiliates, that create the potential for both real, as well as perceived, conflicts of interest. These include Dr. David M. Goldenberg, our Chairman, Chief Scientific Officer and Chief Medical Officer, Ms. Cynthia L. Sullivan, our President and Chief Executive Officer, and certain companies with which we do business, including the Center for Molecular Medicine and Immunology.

Dr. David M. Goldenberg

Dr. David M. Goldenberg was the original founder of our Company over 20 years ago and continues to play a critical role in our business. He currently serves as Chairman of our Board of Directors, Chief Scientific Officer and Chief Medical Officer, and he is married to our President and Chief Executive Officer, Ms. Cynthia L. Sullivan. Dr. Goldenberg is a party to a number of agreements with our Company involving not only his services, but also intellectual property owned by him. In addition, Dr. Goldenberg performs services for one of our subsidiaries, IBC Pharmaceuticals, Inc., as well as other businesses with which we are affiliated to varying degrees.

Relationships with The Center for Molecular Medicine and Immunology

We have historically relied upon, to varying degrees, CMMI, a not-for-profit specialized cancer research center, for the performance of certain basic research and patient evaluations, the results of which are made available to us pursuant to a collaborative research and license agreement. CMMI, which is funded primarily by grants from the National Cancer Institute, is located in Belleville, New Jersey. Dr. Goldenberg is the founder, current President and a member of the Board of Trustees of CMMI. Dr. Goldenberg’s employment agreement permits him to spend such time as is necessary to fulfill his duties to CMMI and IBC Pharmaceuticals, Inc., provided that such duties do not materially interfere with his ability to perform any of his obligations under the employment agreement. Certain of our consultants have employment relationships with CMMI, and Dr. Hans Hansen, one of our employees and former executive officer, is a former adjunct member of CMMI. Despite these relationships, we believe CMMI is independent of Immunomedics, and CMMI’s management and fiscal operations are the responsibility of CMMI’s Board of Trustees.

We have reimbursed CMMI for expenses incurred on behalf of our Company, including amounts incurred pursuant to research contracts, in the amount of approximately $292,000, $105,000 and $110,000 during the years ended June 30, 2009, 2008 and 2007, respectively. In fiscal years ended June 30, 2009, 2008 and 2007 we incurred $27,000, $95,000 and $67,000, respectively, of legal expenses on behalf of CMMI for patent related matters. We have first rights to license these patents and may decide whether or not to support them. Any inventions made independently of us at CMMI are the property of CMMI.

IBC Pharmaceuticals

IBC Pharmaceuticals, Inc. (“IBC”) is a majority owned subsidiary of Immunomedics.

As of June 30, 2009, the shares of IBC were held as follows:

Stockholder	Holdings	Percentage of Total
Immunomedics, Inc.	5,599,705 shares of Series A Preferred Stock	73.26%
Third Party Investors	643,701 shares of Series B Preferred Stock	8.42%
David M. Goldenberg Millennium Trust	1,399,926 shares of Series C Preferred Stock	18.32%

		100.00%

In the event of a liquidation, dissolution or winding up of IBC, the Series A, B and C Preferred Stockholders would be entitled to $0.6902, $5.17 and $0.325 per share (subject to adjustment), respectively. The Series A and B stockholders would be paid ratably until fully satisfied. The Series C stockholders would be paid only after the Series A and B stockholders have been fully repaid. These liquidation payments would be made only to the extent the assets of IBC are sufficient to make such payments.

IBC is engaged in the research and development of novel cancer radioimmunotherapeutics using patented pretargeting technologies with proprietary, bispecific antibodies. Certain of our employees, including Dr. Goldenberg and Ms. Sullivan, are also employed by IBC. In his capacity as our Chief Scientific Officer and Chief Medical Officer and Chairman of IBC, Dr. Goldenberg directs the research and development activities for both Immunomedics and IBC. As a result, the development of new intellectual property is allocated to either Immunomedics or IBC and, in some cases is the joint property of Immunomedics and IBC.

In fiscal year 2009, $55,000 of the compensation received by Dr. Goldenberg was compensation for his services to IBC. At June 30, 2009, Dr. Goldenberg was a director of IBC, while Ms. Sullivan, Mr. Gorman and Ms. Phyllis Parker, our Secretary, served as the acting President, Treasurer and Secretary, respectively.

AUDIT COMMITTEE REPORT

The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of Immunomedics’ financial statements, financial reporting process, systems of internal control and the independence and performance of the independent registered public accounting firm.

The Audit Committee is currently composed of three of our non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the listing standards of the NASDAQ Global Market that govern audit committee composition, including the requirements that:

•	all audit committee members are “independent directors” as that term is defined in such listing standards;

•	all audit committee members are able to read and understand fundamental financial statements; and

•	at least one audit committee member is financially sophisticated.

The Audit Committee operates under a written charter adopted by the Audit Committee that reflects standards contained in the NASDAQ listing standards. The Audit Committee has reviewed and updated this charter annually. This amended charter was reviewed and reassessed to be in compliance with the applicable NASDAQ and SEC rules. A complete copy of the current charter can be found on our website at www.immunomedics.com.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm Immunomedics’ audited financial statements as of and for the year ended June 30, 2009.

The Audit Committee has also reviewed and discussed with management and the independent registered public accounting firm management’s assessment that Immunomedics Inc. maintained effective internal control over financial reporting as of June 30, 2009, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria).

The Company has adopted a Code of Ethics for its senior financial officers which the Audit Committee believes is compliant with the SEC Regulation S-K Item 406.

In general, Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board, requires the independent registered public accounting firm to provide the Committee with additional information regarding the scope and results of the audit, including:

•	the independent registered public accounting firm’s responsibilities under generally accepted auditing standards;

•	the independent registered public accounting firm’s judgments about the quality of Immunomedics’ accounting principles;

•	the adoption of, or a change in, accounting policies;

•	sensitive accounting estimates;

•	accounting for significant unusual transactions and for controversial or emerging areas;

•	significant audit adjustments;

•	unadjusted audit differences considered to be immaterial;

•	other information in documents containing audited financial statements;

•	total fees for management consulting services and types of services rendered;

•	disagreements with management on financial accounting and reporting matters;

•	major issues discussed with management prior to retention;

•	consultation with other accountants;

•	difficulties encountered in performing the audit; and

•	material errors, fraud and illegal acts.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by this proxy statement.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered accounting firm the independent registered accounting firm’s independence. When considering the independent registered public accounting firm’s independence, the Audit Committee considered whether their provision of services to Immunomedics beyond those rendered in connection with their audit and review of Immunomedics’ consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the auditors for audit services in fiscal 2009. Information about the auditors’ fees for fiscal year 2009 is listed below in this proxy statement under “Independent Registered Public Accounting Firm”. Based on these discussions and considerations, the Audit Committee is satisfied as to the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Immunomedics’ Annual Report on Form 10-K for the year ended June 30, 2009. The Audit Committee has also selected Ernst & Young LLP as Immunomedics’ independent registered public accounting firm for the fiscal year ending June 30, 2010.

The Audit Committee

Mary E. Paetzold, Chairperson

Don C. Stark

Dr. Edward T. Wolynic

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected, with the approval of the Board of Directors, the firm of Ernst & Young LLP as Immunomedics’ independent registered public accounting firm for fiscal 2009. Ernst & Young has served as our independent registered public accounting firm since July 1, 2002.

Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit and Other Fees

These tables show fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended June 30, 2009 and June 30, 2008, and fees billed to us for other services rendered by Ernst & Young LLP during those periods:

	2009	2008
Audit Fees(1):	$442,500	$380,000
Audit-Related Fees:	20,000	—
Tax Fees:	26,000	—
All Other Fees:	—	—

Total	$488,500	$380,000

(1)	Audit fees include fees for audit work performed in the review of the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents, statutory audits, and attestation and consulting services regarding financial accounting and/or reporting standards. Also included are audit related fees for services provided by Ernst & Young LLP related to the audit of the Company’s assessment of internal control to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

Disagreements with Accountants on Accounting and Financial Disclosure

None.

Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services

The Audit Committee charter requires approval of all audit services to be performed by our independent registered public accounting firm.

Prior to engaging Ernst & Young LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of Ernst & Young LLP’s independence in the conduct of its auditing services.

The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1. Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3. Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4. Other Services are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated the Audit Committee Chairperson pre-approval authority of up to $20,000.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and any other equity securities issued by us. Executive officers, directors and greater than 10% beneficial owners are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were in compliance. There were no transactions in the fiscal year ended June 30, 2009, by such persons that were not timely filed under Section  16(a).

Stockholder Proposals for Fiscal 2010 Annual Meeting

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2010, stockholder proposals must be received no later than June 22, 2010. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by September 3, 2010, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be sent to the attention of Corporate Secretary, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950.

Householding of Meeting Materials

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notice for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please contact the Investor Relations Department at Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey, 07950, or email Investor Relations at investor@immunomedics.com. We will respond promptly to such requests.

For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

On behalf of the Board of Directors,

PHYLLIS PARKER, Secretary

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 (other than the exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.sec.gov or www.immunomedics.com/2investors/2009proxymaterials.html and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950.

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

December 2, 2009

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Proposal to elect the nominees listed below as the Directors of the Company.				2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.	☐	☐	☐
NOMINEES:	FOR	AGAINST	ABSTAIN
° David M. Goldenberg ° Cynthia L. Sullivan ° Morton Coleman ° Brian A. Markison ° Mary E. Paetzold ° Don C. Stark ° Edward T. Wolynic	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of all Directors (Proposal 1) and FOR Proposal 2.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

I/we plan to attend the 2009 Annual Meeting ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMMUNOMEDICS, INC.

300 AMERICAN ROAD

MORRIS PLAINS, NEW JERSEY 07950

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 2, 2009

IMMUNOMEDICS, INC., BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to theses shares, hereby acknowledges receipt of the Notice and Proxy Statement dated October 20, 2009, in connection with the 2009 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, December 2, 2009, at the offices of Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950, and hereby appoints Cynthia L. Sullivan and Gerard G. Gorman, and each of them (with full power to act alone), the proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Immunomedics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders, and at any adjournment or postponement of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1) and FOR Proposal 2.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

December 2, 2009

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-  OR  -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Proposal to elect the nominees listed below as the Directors of the Company.				2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.	☐	☐	☐
NOMINEES:	FOR	AGAINST	ABSTAIN
° David M. Goldenberg ° Cynthia L. Sullivan ° Morton Coleman ° Brian A. Markison ° Mary E. Paetzold ° Don C. Stark ° Edward T. Wolynic	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1) and FOR Proposal 2.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

I/we plan to attend the 2009 Annual Meeting ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.